Exhibit 10.1

CARREKER CORPORATION

THIRD AMENDED AND RESTATED

1994 LONG TERM INCENTIVE PLAN

Restricted Stock Agreement

Option Grant Number

                This Agreement (“Agreement”) is dated this                   day of                                by and between Carreker Corporation, a Delaware corporation (the “Company”) and                     (“Employee”).

                WHEREAS, the Company maintains the Carreker Corporation Third Amended and Stated 1994 Long Term Incentive Plan (“Plan”) under which the Company’s Compensation Committee of the Board of Directors (the “Committee”) may, among other things, award shares of the Company’s Common Stock (“Stock”) to such members of the Company’s management team as the Committee may determine, subject to terms, conditions, or restrictions as it may deem appropriate;

                WHEREAS, pursuant to the Plan, the Committee has awarded to the Award Recipient a restricted stock award conditioned upon the execution by the Company and the Award Recipient of a Restricted Stock Agreement setting forth all the terms and conditions applicable to such award in accordance with Part IV of the Plan;

                NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed as follows:

                                                1.     Award of Shares.  Under the terms of the Plan, the Committee has awarded to the Award Recipient a restricted stock award on                           (“Award Date”), covering                   shares of Stock subject to the terms, conditions and restrictions set forth in this Agreement.

2.               Award Restrictions.  The Stock covered by this restricted stock award shall vest and be freely transferable by the Award Recipient as follows

(a)          The Award shall vest with respect to                            (33.33%) one-third on the third anniversary date of this Agreement,

(b)         The Award shall vest with respect to an additional                   (33.33%) one-third on the fourth anniversary date of this Agreement,

(c)          The Award shall vest with respect to the remaining                            (33.33%)l one-third on the fifth anniversary date of this Agreement.

Upon the vesting of the restricted stock award by virtue of the lapse of the restriction period set forth above or under Paragraphs 4 or 6 of this Agreement, the Company shall cause a stock certificate covering the requisite number of shares to be delivered to the Award Recipient or beneficiary(ies) within 30 days after vesting.

During the restriction period, the shares covered by the restricted stock award are not transferable by the Award Recipient by means of sale, assignment, exchange, pledge, or otherwise. However, during the restriction period, the Award Recipient does have the right to tender for sale or exchange with the Company’s written consent any such shares in the event of any tender offer within the meaning of Section 14(d) of the Securities Exchange Act of 1934.

3.               Stock Certificates.  The stock certificate(s) evidencing the restricted stock award shall be registered on the Company’s books in the name of the Award Recipient as of the Award Date.  The Company shall retain physical possession or custody of such stock certificate(s) until such time as the shares are vested (i.e., the restriction period lapses).  While in its possession, the Company reserves the right to place a legend on the stock certificate(s) restricting the transferability of such certificate(s) and referring to the terms and conditions (including forfeiture) approved by the Committee and applicable to the shares represented by the certificate(s).

4.               Termination of Employment.  If the Award Recipient terminates employment with the Company due to death or disability during the restriction period, the restricted stock award shall vest in full as of the date of such termination.  If the Award Recipient’s employment with the Company terminates under special circumstances determined by the Committee, the restricted stock award may be forfeited (or may be vested in full or in part) as determined by the Committee.  Termination of the Award Recipient’s employment with the Company for any other reason during the restriction period shall result in forfeiture of the restricted stock award on the date of termination.  The Award Recipient may designate a beneficiary(ies) to receive the stock certificate representing any restricted stock award automatically vested upon death.  The Award Recipient has the right to change such beneficiary designation at will.

5.               Withholding Taxes.  The Company shall have the right to retain and withhold from any payment to an Award Recipient the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to the restricted stock award.  At its discretion, the Company may require an Award Recipient receiving shares of Stock under a restricted stock award to reimburse the Company for any such taxes required to be withheld by the Company and withhold any distribution in whole or in part until the Company is so reimbursed.  In lieu thereof, the Company shall have the right to withhold from any other cash amounts due or to become due from the Company to the Award Recipient an amount equal to such taxes required to be withheld by the Company to reimburse the Company for any such taxes or retain and withhold a number of shares having a market value not less than the amount of such taxes and cancel (in whole or in part) any such shares so withheld in order to reimburse the Company for any such taxes.

6.               Capital Transaction.  The restrictions on the shares awarded under this Agreement shall immediately lapse on the occurrence of a Capital Transaction, as that term is defined in the Plan.

7.               Administration.  The Committee shall have full authority and discretion, (subject only to the express provisions of the Plan) to decide all matters relating to the administration and interpretation of the Plan and this Agreement.  All such Committee determinations shall be final, conclusive, and binding upon the Company, the Award Recipient, and any and all interested parties.

8.               Right to Continued Employment.  Nothing in the Plan or this Agreement shall confer on an Award Recipient any right to continue in the employ of the Company or in any way affect the Company’s right to terminate the Award Recipient’s employment without prior notice at any time.

9.               Amendment(s).  This Agreement shall be subject to the terms of the Plan as amended except that the restricted stock award that is the subject of this Agreement may not in any way be restricted or limited by any Plan amendment or termination approved after the date of the award without the Award Recipient’s written consent.

10.         Force and Effect.  The various provisions of this Agreement are severable in their entirety.  Any determination of in validity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

11.         Governing Law.  This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

12.         Successors.  This Agreement shall be binding upon and inure to the benefit of the successors, assigns, and heirs of the respective parties.

13.         Notices.  Unless waived by the Company, any notice to the Company required under or relating to this Agreement shall be in writing and addressed to:           Carreker Corporation, 4005 Valley View Lane, Suite 1000, Dallas, Texas 75244, ATTN:  General Counsel.

14.         Entire Agreement.  This Agreement contains the entire understanding of the parties and shall not be modified or amended except in writing and duly signed by the parties.  No waiver by either party of any default under this Agreement shall be deemed a waiver of any later default.

.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

CARREKER CORPORATION

By:

EMPLOYEE

Signature

(Print Name)